     As filed with the Securities and Exchange Commission on May 24, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 ______________________________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                _______________________________________________

               AGL RESOURCES INC.          AGL CAPITAL TRUST II
  (Exact name of registrant and co-registrant as specified in their charters)

            GEORGIA                                    DELAWARE
  (State or other jurisdiction               (State or other jurisdiction
of incorporation or organization)          of incorporation or organization

               58-2210952                           APPLIED FOR
(I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)
   817 West Peachtree Street, N.W.         817 West Peachtree Street, N.W.
       Atlanta, Georgia 30308                   Atlanta, Georgia 30308
           (404) 584-9470                           (404) 584-9470

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   __________________________________________

                               Richard T. O'Brien
                               AGL Resources Inc.
                        817 West Peachtree Street, N.W.
                             Atlanta, Georgia 30308
                                 (404) 584-9470
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

If this Form relates to the registration of a class of   If this Form relates to the registration of a class of
Securities pursuant to Section 12(b) of the Exchange     Securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction     Act and is effective pursuant to General Instruction
A.(c), please check the following box. [x]               A.(d), please check the following box. [  ]


Securities Act Registration Statement File Number to which this Form relates: 333-60248
         ---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so Registered                          Each Class is to be Registered
-------------------                          ---------------------------------

8% Trust Preferred Securities                New York Stock Exchange
(and the Guarantee with respect thereto)

Securities to be registered pursuant to
Section 12(g) of the Act:                    None

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE INCORPORATED HEREIN BY REFERENCE TO THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-3 FILED ON MAY 4, 2001.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         For the full description of AGL Capital Trust II's 8% Trust Preferred Securities (the "Preferred Securities") and the Guarantee of AGL Resources Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," and "Description of Guarantees" in the Prospectus that forms part of the Registrants' Registration Statement on Form S-3 (Registration No. 333-60248) filed with the Securities and Exchange Commission on May 4, 2001 under the Securities Act of 1933, as amended (the "Registration Statement"), and declared effective on May 14, 2001. The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee have been filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Preferred Securities and the Guarantee contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.



Item 2.  Exhibits

         4.1 Registration Statement on Form S-3 (Registration No. 333-60248) and the Prospectus that forms a part of such Registration Statement as filed with the Securities and Exchange Commission.

         4.2       Form of Indenture; incorporated herein by reference to
                   Exhibit 4.2 to the Registration Statement.

         4.3 Form of Trust Preferred Securities Guarantee for AGL Capital Trust II; incorporated herein by reference to Exhibit 4.3 to the Registration Statement.

         4.4 Certificate of Trust of AGL Capital Trust II; incorporated herein by reference to Exhibit 4.4 to the Registration Statement.

         4.5 Trust Agreement of AGL Capital Trust II; incorporated herein by reference to Exhibit 4.5 to the Registration Statement.

         4.6 Form of Amended and Restated Trust Agreement of AGL Capital Trust II; incorporated herein by reference to Exhibit 4.6 to the Registration Statement.

         4.7       Form of Trust Preferred Security Certificate (included in
                   Exhibit 4.6 above).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  May 22, 2001


                              AGL CAPITAL TRUST II



                              By:   /s/ Paul R. Shlanta
                                  ---------------------
                              Paul R. Shlanta
                              as Administrative Trustee


                              AGL RESOURCES INC.



                              By:   /s/ Richard T. O'Brien
                                  ------------------------
                              Richard T. O'Brien
                              Senior Vice President and Chief Financial Officer





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